                                                                EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pacific Scientific Company on Form S-8 of our report dated January 31, 1997, appearing in the Annual Report on Form 10-K of Pacific Scientific Company for the year ended December 27, 1996.


/s/ DELOITTE & TOUCHE LLP
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Costa Mesa, California
June 9, 1997